Exhibit 99.2

The Redwood Review

Fourth Quarter 2018

Redwood Trust

T A B L E O F C O N T E N T S

THE REDWOOD REVIEW I 4TH QUARTER 2018
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F O R W A R D - L O O K I N G S T A T E M E N T S

This Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus, statements related to our financial outlook and expectations for 2019, statements regarding our available capital and sourcing additional capital both internally and from the capital markets, and other statements regarding pending business activities and expectations and estimates relating to our business and financial results. Additional detail regarding the forward-looking statements in this Redwood Review and the important factors that may affect our actual results in 2019 are described in the Appendix of this Redwood Review under the heading “Forward-Looking Statements.”

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I N T R O D U C T I O N

Note to Readers:

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents.
References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “fourth quarter” refer to the quarter ended December 31, 2018, and references to the “third quarter” refer to the quarter ended September 30, 2018, unless otherwise specified.
We hope you find this Review helpful to your understanding of our business. We thank you for your input and suggestions, which have resulted in our changing the form and content of The Redwood Review over time.

Selected Financial Highlights

Quarter:Year	GAAP Income (Loss) per Share	Non-GAAP Core Earnings per Share (1)	REIT Taxable Income per Share (2)	Annualized GAAP Return on Equity	GAAP Book Value per Share	Dividends per Share	Economic Return on Book Value (3)
Q418	$(0.02)	$0.39	$0.32	—%	$15.89	$0.30	(1.4)%
Q318	$0.42	$0.39	$0.27	12%	$16.42	$0.30	3.0%
Q218	$0.38	$0.41	$0.35	11%	$16.23	$0.30	2.5%
Q118	$0.50	$0.60	$0.44	15%	$16.12	$0.28	3.6%
Q417	$0.35	$0.35	$0.44	10%	$15.83	$0.28	2.8%
2018	$1.34	$1.78	$1.38	9%	$15.89	$1.18	8%
2017	$1.60	$1.40	$1.17	12%	$15.83	$1.12	13%

(1)	Additional information on non-GAAP core earnings, including a definition and reconciliation to GAAP earnings per share, is included in the Non-GAAP Measurements section of the Appendix.

(2)	REIT taxable income per share for 2018 is an estimate until we file our tax return.

(3)	Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.

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S H A R E H O L D E R L E T T E R

Dear Fellow Shareholders:
The fourth quarter of 2018 capped a transformational year for Redwood Trust. We recast our strategic vision with an emphasis on becoming the premier specialty finance lender to a changing housing market. That entailed a fresh look at the evolving needs of today’s homebuyers - both consumers and investors alike. Our approach keyed on better leveraging our reputation, residential credit acumen, deep industry relationships, and product structuring expertise, in order to expand our investing activity and sustainably increase the dividends we are able to pay to our shareholders over time. Having just capped off a record year of capital deployment in 2018, we’ve taken the early steps towards realizing this vision and are excited about the opportunities we see ahead.
The fourth quarter was a challenging one for industry participants, with market volatility reaching peak levels towards the end of the year. This pressured valuations across both fixed income and equity markets. Our year-end GAAP book valuation was impacted, but the decline was relatively modest, reflecting the conservatism of our leverage and the overall buoyancy of our credit-focused investment portfolio. Credit spreads have generally improved since early January, helping to retrace a good portion of last quarter’s book value reduction. Most importantly, the key driver of our core earnings and dividend - namely, the quality of our cash-flows - remained very strong. Non-GAAP core earnings per share, which was $1.78 for 2018, meaningfully outpaced 2017 core earnings per share of $1.40, on a capital base that expanded by 19% from the prior year. Dividends per share for 2018 exceeded the prior year by 5.4%, and we are charting a course aimed at higher sustainable dividends in the future.
At the center of our progress is continued strong momentum from our investment portfolio. We finished the fourth quarter with $235 million of capital deployed, bringing the total for 2018 to just over $800 million. Fundamental performance in our portfolio continues to reflect the strength of our underwriting and production quality. The breadth of our initiatives should enable us to continue sourcing investments that will drive net interest margins higher. The majority of our portfolio’s activity during the quarter remained in line with our strategy - larger, thicker investments in cash flows not easily sourced by our competitors.
To highlight a few of our investing initiatives, during the fourth quarter we purchased subordinate securities backed by a pool of re-performing loans; purchased an excess servicing strip from highly-seasoned non-agency securities; and laid the groundwork for last month’s investment in a light-renovation multifamily loan portfolio from Freddie Mac. All these investments - and several others - were sourced through strategic relationships rather than traditional bond offerings.
Additionally, our relationship with 5 Arches is a key contributor to our strategic vision. Last month, we announced our intention to complete the full acquisition of 5 Arches, with a closing date toward the end of the first quarter of 2019. As a wholly owned subsidiary, the platform will provide us with a direct origination capability in what we call the business-purpose lending market - namely, loans to investors in residential real estate. Since we took a minority stake in 5 Arches in May 2018, we have worked to validate both our investment thesis and the business’s operational fit. Our work concluded with us determining that 5 Arches is the right partner to help us address a

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significantly underserved cohort of today’s housing market. We are thrilled to welcome the 5 Arches team into the fold.
Turning to our traditional residential mortgage banking operations, we continue to manage cyclical headwinds that we expect to pressure industry volumes throughout 2019, as they have over the past few quarters. Notwithstanding the recent rally in benchmark rates - 30-year mortgage rates ticked back below 4.5% for the first time in almost a year - overall home purchase activity has begun to level off. While current mortgage rates are lower, they still remain above the rate enjoyed by most existing borrowers, effectively shutting off meaningful refinance activity. Amidst this challenging origination environment, we continue to leverage our platform’s strengths to drive efficiencies and returns. One of our goals is to continue improving workflow efficiencies and capital turnover. By increasing the speed with which we buy and sell loans, we reduce market risk and can safely operate the business more efficiently without compromising on the quality or service we provide to our loan sellers.
Additionally in 2019, we expect to continue expanding how we distribute our mortgage banking raw materials. Our flagship Sequoia securitization program remains best-in-class, having secured the most attractive yields of any prime non-agency issuer thus far in 2019. To complement our well-established securitization and bulk whole-loan distribution channels, we have begun to identify new sources of demand for residential credit that can further bolster our conduit liquidity. We will have much more to write on these initiatives in future Redwood Reviews.
In 2019, our emphasis remains on growing durable investment cash-flows that support our dividend. Our integrated businesses are squarely focused in residential housing credit, an area where we have more experience than any of our modern-day competitors. We will be celebrating Redwood’s 25th Anniversary, a testament to the sustainability and adaptability of our business model, at our second annual Investor Day, which is scheduled for March 14 in New York City. In addition to a comprehensive overview of our business, we plan to dive deep into recent government actions concerning housing finance reform, and the role Redwood expects to play. Please reach out to our Investor Relations Department for more information about the event.
Thank you for your support.

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

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Fourth Quarter Highlights

Key Financial Results and Metrics
	Three Months Ended
	12/31/2018	9/30/2018

GAAP Earnings (Loss) per Share	$(0.02)	$0.42
Non-GAAP Core Earnings per Share (1)	$0.39	$0.39

Book Value per Share	$15.89	$16.42
Economic Return on Book Value (2)	(1.4)%	3.0%

Recourse Leverage (3)	3.5x	3.1x

Ñ
Growth in portfolio net interest income from continued capital deployment and solid mortgage banking results were offset by the negative impact to GAAP earnings and book value from spread widening during the fourth quarter on the majority of our portfolio investments.

Ñ
Core earnings, a non-GAAP measure not impacted by most mark-to-market adjustments, were strong and remained consistent quarter-over-quarter. Despite recent volatility in credit spreads, cash flows and credit fundamentals in our investment portfolio remain strong.

Ñ
We deployed $235 million of capital into new investments in the fourth quarter of 2018, bringing our full-year deployment to a record $810 million. Recent activity has further diversified our exposure to housing credit, including investments in excess servicing off of seasoned non-Agency securitizations as well as re-performing loan securities.

Ñ	Residential jumbo loan purchase commitments were $1.3 billion, and we purchased $1.6 billion of jumbo loans during the fourth quarter of 2018, bringing our full-year purchases to $7.1 billion.

Ñ
We closed one Sequoia securitization of jumbo whole loans, totaling $0.5 billion, during the fourth quarter, bringing our total securitization volume in 2018 to $5.0 billion through 12 separate securitizations. Additionally during the fourth quarter, we sold $0.8 billion of jumbo whole loans to third parties, bringing our full-year whole loan sales to $2.2 billion.

Ñ
Additionally, in January 2019, we raised $177 million of equity capital in a follow-on offering, exercised our option to purchase the remainder of the 5 Arches platform, and invested in a limited partnership created to acquire $1 billion of light-renovation multifamily loans from Freddie Mac.

_____________________
(1) For details on GAAP and non-GAAP core earnings, see the Quarterly Earnings and Analysis section that follows on page 7 and the Non-GAAP Measurements section of the Appendix.
(2) Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.

(3)	Recourse debt excludes $5.7 billion of consolidated debt (ABS issued and servicer advance financing) that is non-recourse to Redwood.

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Quarterly Earnings and Analysis
Below we present GAAP net income and non-GAAP core earnings for the fourth and third quarters of 2018.

GAAP Net Income
($ in millions, except per share data)
	Three Months Ended
	12/31/2018	9/30/2018

Interest income	$120	$99
Interest expense	(85)	(64)
Net interest income	35	35

Non-interest income
Mortgage banking activities, net	11	11
Investment fair value changes, net	(39)	10
Other income, net	4	3
Realized gains, net	6	7
Total non-interest (loss) income, net	(18)	32
Operating expenses	(19)	(21)
Benefit from (provision for) income taxes	1	(5)

GAAP net income (loss)	$(1)	$41

GAAP diluted earnings per common share	$(0.02)	$0.42

Non-GAAP Core Earnings (1)
($ in millions, except per share data)
	Three Months Ended
	12/31/2018	9/30/2018

GAAP net interest income	$35	$35
Change in basis and hedge expense	(1)	(2)
Non-GAAP economic net interest income (1)	34	33

Non-interest income
Mortgage banking activities, net	11	11
Core other fair value changes, net (1)	—	—
Other income, net	4	3
Core realized gains, net (1)	9	15
Total non-interest income, net	24	30
Operating expenses	(19)	(21)
Core provision for income taxes (1)	(1)	(5)

Core earnings (1)	$38	$37

Core diluted earnings per common share (2)	$0.39	$0.39

(1)
Additional information on Redwood's non-GAAP measures, including: economic net interest income; core other fair value changes, net; core realized gains, net; core provision for income taxes; and core earnings as well as reconciliations to associated GAAP measures, is included in the Non-GAAP Measurements section of the Appendix.

(2)	Additional information on the calculation of non-GAAP core diluted EPS can be found in Table 2 in the Financial Tables section of this Redwood Review.

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Ñ
Net interest income from our investment portfolio increased in the fourth quarter, benefiting from our elevated pace of capital deployment during the past six months. This increase was offset by lower net interest income from our mortgage banking business as loan purchase volume decreased in the fourth quarter. We note that gross interest income and interest expense increased meaningfully from the third to fourth quarter of 2018, primarily due to the consolidation of several securitizations we invested in during the second half of 2018.

Ñ
Mortgage banking activities, net, was $11 million for the fourth quarter of 2018, consistent with the third quarter of 2018. Our ability to utilize both securitization and whole loan sale execution in recent quarters has helped us maintain more consistent gross margins, amidst declines in volume across the industry and an increasingly competitive landscape.

Ñ
Investment fair value changes in both our loan and securities portfolios were negatively impacted by credit spread widening late in the fourth quarter. Our non-GAAP core earnings excludes these market valuation adjustments and was not impacted by these changes.

Ñ
Realized gains in the third quarter were $6 million on a GAAP basis and $9 million on a non-GAAP core basis, resulting from the sale of $115 million of securities, which freed up $58 million of capital for reinvestment after the repayment of associated debt.

Ñ
Operating expenses decreased to $19 million in the fourth quarter of 2018 from $21 million in the third quarter of 2018, primarily resulting from lower variable compensation expense commensurate with lower GAAP earnings in the fourth quarter. This decrease was partially offset by initial set-up costs associated with certain of our new investments made during the quarter.

Ñ
Income tax provision decreased to a benefit of $1 million during the fourth quarter of 2018, from a provision of $5 million for the third quarter of 2018, primarily due to spread widening during the fourth quarter on securities held at our taxable subsidiary. A reconciliation of GAAP and taxable income is set forth in Table 6 in the Financial Tables section of this Redwood Review.

Ñ	Additional details on our earnings are included in the Segment Results section that follows.

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Segment Results *
Investment Portfolio
The following table presents segment contribution from our investment portfolio for the fourth and third quarters of 2018.

Investment Portfolio Segment Contribution
($ in millions)
	Three Months Ended
	12/31/2018	9/30/2018

GAAP net interest income	$40	$39
Change in basis and hedge expense	(1)	(2)
Non-GAAP economic net interest income (1)	39	37

Non-GAAP other fair value changes, net (2)	(37)	12
Other income, net	4	3
Realized gains, net	6	7
Operating expenses	(4)	(3)
Benefit from (provision for) income taxes	1	(3)
Segment contribution (3)	$9	$54
Core earnings adjustments (4)
Eliminate mark-to-market changes on long-term investments and associated derivatives	37	(12)
Include cumulative gain (loss) on long-term investments sold, net	4	8
Income taxes associated with core earnings adjustments	(2)	—
Non-GAAP core segment contribution	$47	$50

(1)
Consistent with management's definition of non-GAAP economic net interest income set forth in the Non-GAAP Measurements section of the Appendix, this measure, as presented above, is calculated in the same manner, inclusive only of amounts allocable to this segment.

(2)
Non-GAAP other fair value changes, net, represents GAAP investment fair value changes adjusted to exclude the change in basis and hedge expense that is presented in the table above and included in non-GAAP economic net interest income.

(3)
Segment contribution totals above are presented in accordance with GAAP. Within the table, "change in basis and hedge expense" has been reallocated between investment fair value changes and net interest income as described above.

(4)
Consistent with management's definition of core earnings set forth on page 35, non-GAAP core segment contribution reflects GAAP segment contribution adjusted to reflect the portion of core earnings adjustments allocable to this segment.

Ñ
Segment contribution from our investment portfolio declined during the fourth quarter, as the increase in non-GAAP economic net interest income from net capital deployment was more than offset by the negative impact from spread widening on our investments.

Ñ	Despite recent credit spread widening, credit fundamentals in our investment portfolio remain strong, benefiting from continued stability in the general economy and in housing.
_____________________

*
We report on our business using two distinct segments: Investment Portfolio and Mortgage Banking. Table 3 in the Financial Tables section of this Redwood Review includes a comprehensive presentation of our segment results reconciled to net income.

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Investment Portfolio Capital Deployment

Ñ
We deployed $133 million of capital into proprietary investments in the fourth quarter, including $98 million into excess servicing investments, $30 million to complete an investment in securities backed by seasoned re-performing loans, and $5 million into Sequoia RMBS.

Ñ
We deployed $102 million into third-party investments in the fourth quarter, including $52 million into a multifamily b-piece investment, $16 million of residential securities, $22 million of Agency CRT securities, and $12 million of Agency multifamily securities.

Ñ
One of our excess servicing investments required us to consolidate $303 million of servicing-related assets and $263 million of short-term non-recourse securitization debt used to finance the servicing advances on our balance sheet in the fourth quarter. We expect to settle additional portions of this investment in the first quarter of 2019, further increasing our consolidated assets and non-recourse securitization debt.

Ñ
Our $30 million investment in seasoned re-performing loans during the fourth quarter represented the remaining portion of an $87 million investment that was partially funded with a $58 million deposit at the end of the third quarter. This transaction ("Freddie Mac SLST") required us to consolidate $1.2 billion of residential loans and $1.0 billion of non-recourse securitization debt on our balance sheet in the fourth quarter.

_____________________
* Proprietary investments include investments sourced either internally or through strategic relationships.

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Mortgage Banking

Mortgage Banking Segment Contribution
($ in millions)
	Three Months Ended
	12/31/2018	9/30/2018

Net interest income	$5	$7
Mortgage banking activities, net	11	11
Mortgage banking income	16	18

Operating expenses	(7)	(7)
Provision for income taxes	—	(2)
Segment contribution	$9	$9

Loan purchase commitments	$1,252	$1,457

Ñ
Segment contribution from our mortgage banking business in the fourth quarter of 2018 was consistent with the third quarter of 2018 as a decrease in mortgage banking income from lower volumes and consistent margins was offset by a lower tax provision. We define gross margins for this segment as mortgage banking income divided by loan purchase commitments.

Quarterly Loan Purchase Volume
($ in billions)

Ñ
Jumbo residential loan purchase volumes in the fourth quarter of 2018, as presented above, decreased 13% from the prior quarter and 20% from the same quarter last year. At December 31, 2018, our pipeline of jumbo residential loans identified for purchase was $0.5 billion.

Ñ	During the fourth quarter of 2018, we completed $1.3 billion of jumbo residential loan sales, including one Select securitization of $0.5 billion and $0.8 billion of whole loan sales to third parties.

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Book Value
Quarter-End Book Value Per Share (1)

Ñ
Our GAAP book value declined $0.53 per share to $15.89 per share during the fourth quarter of 2018. This decline was primarily due to negative market valuation adjustments that drove a GAAP loss for the quarter, a decrease in the value of derivatives hedging our long-term debt, and dilution from annual equity awards distributed in the fourth quarter.

Ñ
The decline in book value per share in the fourth quarter of 2018 contributed to an economic return on book value(2) of negative (1.4)% for the quarter and a full-year economic return on book value of 7.8%.

Ñ
As housing credit investors, we employ hedging strategies that seek to minimize our exposure to interest rates, and our book value is most sensitive to changes in actual and perceived credit performance, credit spreads, and the outlook for economic growth. While interest rates have been volatile over the past several quarters, we have also seen strong economic growth and housing credit performance, which has generally supported strong book value performance for Redwood during that time.

_____________________
(1) A detailed rollforward of book value per share is included in Table 5 in the Financial Tables section of this Redwood Review.

(2)	Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.

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Capital Allocations
We use a combination of equity and corporate debt (which we collectively refer to as “capital”) to fund our business.
Capital Allocation: By Source and By Business Use
(as of December 31, 2018)

Ñ
Our total capital of $2.1 billion at December 31, 2018 was comprised of $1.3 billion of equity capital and $0.8 billion of convertible notes and other long-term debt, including $201 million of exchangeable debt due in 2019, $245 million of convertible debt due in 2023, $200 million of convertible debt due in 2024, and $140 million of trust-preferred securities due in 2037, and has a weighted average cost of approximately 6.1%.

Ñ
We also utilize various forms of collateralized debt to finance certain investments and to warehouse our inventory of certain residential loans held-for-sale. We do not consider this collateralized debt as "capital" and, therefore, exclude it from our capital allocation analysis.

Ñ	The Balance Sheet Analysis portion of the Financial Insights section that follows describes our long-term and short-term borrowings in further detail.

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Capital Allocation Detail
By Investment Type
December 31, 2018
($ in millions)
	GAAP Fair Value	Collateralized Debt	Allocated Capital	% of Total Capital

Residential loans (1)	$2,427	$(2,000)	$427	20%

Securities portfolio
Third-party residential securities	610	(266)	344	16%
Re-performing residential loan securities (2)	351	(184)	166	8%
Sequoia residential securities	486	(180)	306	14%
Multifamily securities	555	(360)	194	9%
Total securities portfolio (3)	2,001	(989)	1,012	48%

Business purpose loans	113	(66)	46	2%
Other investments	439	(263)	176	8%
Other assets/(liabilities)	200	(86)	113	5%
Cash and liquidity capital			176	N/A

Total Investments	$5,179	$(3,404)	$1,951	92%

Mortgage banking			$170	8%

Total			$2,121	100%

(1)	Includes $43 million of FHLB stock.

(2)	Re-performing residential loan securities represent third-party securities collateralized by seasoned re-performing residential loans.

(3)
In addition to our $1.5 billion of securities on our GAAP balance sheet, securities presented above also include $194 million, $229 million, and $126 million of securities retained from Sequoia Choice, Freddie Mac SLST, and Freddie Mac K-Series securitizations, respectively. For GAAP purposes, we consolidate these securitizations.

Ñ
During the fourth quarter of 2018, we continued to optimize our portfolio by selling appreciated, lower-yielding securities and deploying capital into higher-yielding alternatives, including into new initiatives. (See Tables 8 and 9 in the Financial Tables section for additional detail on asset activity and balances.)

Ñ
During the fourth quarter of 2018, we reallocated capital from our mortgage banking business to our investment portfolio, leveraging operational changes that will allow us to manage our mortgage banking business with less capital.

Ñ	As of December 31, 2018, our cash and liquidity capital included $85 million of capital available for investment.

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2019 Financial Outlook(1)
For 2019, we remain focused on maintaining an elevated pace of capital deployment into a diverse set of housing credit investment opportunities. With proceeds from our recent capital raise and continued portfolio optimization, we are pursuing accretive investments that will drive higher net interest income and overall returns for the company. We anticipate 2019 to remain an environment of heightened competition in the mortgage origination market overall and building off of new operational efficiencies, we expect to continue reallocating capital from our mortgage banking business into our investment portfolio to optimize our overall returns. Following are additional details on our expected activity in 2019:
For our investment portfolio

Ñ
We expect to allocate over 90% of our capital towards portfolio investments and generate returns on equity of 11-13%. Investment returns include an estimate of net interest income, hedging costs, the effect of principal paydowns, realized gains, direct operating expenses, and taxes.

Ñ
Our return range incorporates the potential variability in timing of our capital deployment (partially impacted by the timing of subsequent larger investments) and the associated returns, as well as the gains we may realize from portfolio sales.

For our mortgage banking business

Ñ
We expect to allocate 6-7% of our capital to support our mortgage banking business, and to generate a return on equity in the mid-teens. Mortgage banking returns include an estimate of loan purchase volume, gross margins, direct operating expenses, and taxes.

Ñ	Returns on our mortgage banking business will also be impacted by our ability to continue diversifying our loan distribution channels and improving distribution timelines.
For our corporate overhead

Ñ	We expect our baseline corporate operating expenses to be between $48 million and $50 million, with variable compensation commensurate with company performance.

_____________________

(1)
As with all forward-looking statements, our forward-looking statements relating to our 2019 financial outlook are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors” and other risks, uncertainties, and factors that could cause actual results to differ materially from those described above and under the heading "Forward-Looking Statements" in the Appendix to this Redwood Review, including those described in the “Forward-Looking Statements” at the beginning of this Redwood Review. Although we may update our 2019 financial outlook subsequently in 2019, as a general matter we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

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Balance Sheet Analysis
The following table presents our consolidated balance sheets at December 31, 2018 and September 30, 2018.

Consolidated Balance Sheets (1)
($ in millions)
	12/31/2018	9/30/2018

Residential loans	$7,255	$5,922
Business purpose loans	141	116
Multifamily loans	2,145	942
Real estate securities	1,452	1,470
Other investments	439	114
Cash and cash equivalents	176	174
Other assets	330	402

Total assets	$11,937	$9,140

Short-term debt
Mortgage loan warehouse debt	$861	$578
Security repurchase facilities	989	781
Business purpose loan warehouse facilities	88	65
Servicer advance financing	263	—
Convertible notes, net	200	—
Other liabilities	206	176
Asset-backed securities issued
Residential	3,391	2,531
Multifamily	2,019	876
Long-term debt, net	2,572	2,771
Total liabilities	10,589	7,778

Stockholders’ equity	1,349	1,361

Total liabilities and equity	$11,937	$9,140

(1)
Our consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations of these VIEs and liabilities of consolidated VIEs for which creditors do not have recourse to the primary beneficiary (Redwood Trust, Inc.). At December 31, 2018 and September 30, 2018, assets of consolidated VIEs totaled $6.3 billion and $3.7 billion, respectively, and liabilities of consolidated VIEs totaled $5.7 billion and $3.4 billion, respectively. See Table 10 in the Financial Tables section of this Redwood Review for additional detail on consolidated VIEs.

Ñ
During the fourth quarter of 2018, we invested in the subordinate bonds of an Agency multifamily securitization and a re-performing loan securitization that we were required to consolidate under GAAP. Additionally, we invested in excess servicing assets that required us to consolidate servicing-related assets and liabilities, including $263 million of non-recourse securitization debt. See Table 9 in the Financial Tables section of this Redwood Review for additional information on these securitizations.

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Recourse Financing
We finance our business with a diversified mix of long-term and short-term recourse debt. The following charts present the composition of our recourse debt and its characteristics at the end of the fourth quarter:

Borrowing Type	Average Cost of Funds	Average Remaining Term (yrs.)

FHLBC Borrowings	2.5%	7
Unsecured Corporate Debt	6.1%	6
Mortgage Warehouse	4.2%	<1
Securities Repurchase	3.4%	<1

Weighted Average Cost of Funds	3.6%

Ñ
Our long-term unsecured corporate debt is comprised of $200 million of 5.625% convertible notes due in 2024, $245 million of 4.75% convertible notes due in 2023, $201 million of 5.625% exchangeable notes due in 2019, and $140 million of trust-preferred securities due in 2037 (that we hedge to yield approximately 6.9%).

Ñ
Our FHLBC borrowings and securities repurchase debt are used to finance our whole loan and securities investments, respectively, and we utilize mortgage warehouse facilities to finance our mortgage banking activities. These are discussed in further detail in the following sections.

Ñ	Our recourse debt to equity leverage ratio was 3.5x at the end of the fourth quarter of 2018, an increase from 3.1x at the end of the third quarter. (1)

Ñ	In addition to our recourse financing, we have non-recourse ABS debt issued by securitization entities and other non-recourse short-term securitization debt that we consolidate.

_____________________

(1)	See Table 7 in the Financial Tables section of this Redwood Review for details of how our recourse debt to equity leverage ratio is calculated.

THE REDWOOD REVIEW I 4TH QUARTER 2018
17

F I N A N C I A L I N S I G H T S

Residential Loan Investments

Ñ
At December 31, 2018, we had $2.4 billion of residential loans held-for-investment. These loans are prime-quality, first lien jumbo loans, most of which were originated between 2013 and 2018. At December 31, 2018, 87% of these loans were fixed-rate and the remainder were hybrid, and in aggregate, had a weighted average coupon of 4.14%.

Ñ
At December 31, 2018, the weighted average FICO score of borrowers backing these loans was 768 (at origination) and the weighted average loan-to-value ("LTV") ratio of these loans was 66% (at origination). At December 31, 2018, 0.03% of these loans (by unpaid principal balance) were more than 90 days delinquent.

Ñ
We finance our residential loan investments with $2.0 billion of FHLB debt through our FHLB-member subsidiary. The interest cost for these borrowings resets every 13 weeks, and we seek to effectively fix the interest cost of this debt over its weighted average maturity by using a combination of swaps, TBAs, and other derivative instruments.

Ñ	In connection with these borrowings, our FHLB-member subsidiary is required to hold $43 million of FHLB stock.
Business Purpose Loan Investments

Ñ
At December 31, 2018, our $113 million of business purpose loans held-for-investment were comprised of short-term, residential bridge loans, most of which were originated in 2018. At December 31, 2018, the portfolio contained 157 loans with a weighted average coupon of 9.16%, and a weighted average LTV ratio of 76% (at origination). At December 31, 2018, seven of these loans with a cumulative unpaid principal balance of $12 million were more than 90 days delinquent. These loans had a weighted average current LTV ratio of 82% (at origination), and we currently expect to recover the full carrying amount of these loans.

Ñ	We finance our business purpose loan investments with warehouse debt that had a balance of $66 million at December 31, 2018.
Other Investments

Ñ
At December 31, 2018, we had $439 million of other investments, primarily comprised of $313 million of investments in excess servicing assets ($57 million of capital invested, net of non-recourse securitization debt collateralized by servicing-related assets and other consolidated assets and liabilities), $60 million of MSRs retained from our Sequoia securitizations, $40 million of investments in customized financing for our jumbo loan sellers, and our minority investment in 5 Arches.

THE REDWOOD REVIEW I 4TH QUARTER 2018
18

F I N A N C I A L I N S I G H T S

Securities Portfolio
At December 31, 2018, we had $2.0 billion invested in real estate securities. We categorize these securities by (i) whether they were issued through our Sequoia platform, by third parties, or by an Agency in a CRT, and (ii) by priority of cash flow (senior, mezzanine, and subordinate). The following table presents the fair value of our real estate securities at December 31, 2018.

Securities Portfolio - By Source and Security Type
December 31, 2018
($ in millions)
	Interest-Only Securities	Senior	Mezzanine	Subordinate	Total	% of Total Securities

Sequoia (1)	$77	$—	$234	$175	$486	24%
Third Party New Issue (2)	45	77	171	325	618	31%
Third Party Legacy (2)	2	88	—	16	105	5%
Agency CRT (3)	—	—	—	238	238	12%

Total residential securities	$123	$165	$405	$754	$1,447	72%

Multifamily securities (3)(4)	—	—	447	108	555	28%
Total securities portfolio	$123	$165	$852	$862	$2,001	100%

(1)
Presents securities retained from our Sequoia securitizations that were issued from 2012 through 2018. These securities included $15 million of interest-only securities, $134 million of mezzanine securities, and $45 million of subordinate securities retained from our Sequoia Choice securitizations, which were consolidated for GAAP purposes.

(2)
Presents RMBS issued by third parties after 2012 as New Issue and prior to 2008 as Legacy. New issue securities include $229 million of subordinate securities issued from an Agency residential securitization that is consolidated for GAAP purposes.

(3)	Agency CRT and Multifamily securities were issued after 2012.

(4)	Multifamily securities include $18 million of mezzanine securities and $108 million of subordinate securities issued from Agency multifamily securitizations that are consolidated for GAAP purposes.
At December 31, 2018, our securities consisted of fixed-rate assets (82%), adjustable-rate assets (14%), hybrid assets that reset within the next year (3%), and hybrid assets that reset between 12 and 36 months (1%). For the portions of our securities portfolio that are sensitive to changes in interest rates, we seek to minimize this interest rate risk by using various derivative instruments.
We finance our holdings of real estate securities with a combination of capital and collateralized debt in the form of repurchase (or “repo”) financing. At December 31, 2018, we had short-term debt incurred through repurchase facilities of $989 million, which was secured by $1.2 billion of real estate securities. The remaining $780 million of securities were financed with capital.

THE REDWOOD REVIEW I 4TH QUARTER 2018
19

F I N A N C I A L I N S I G H T S

The following table presents the fair value of our real estate securities that are financed with repurchase debt, at December 31, 2018.

Real Estate Securities Financed with Repurchase Debt
December 31, 2018
($ in millions, except weighted average price)
	Real Estate Securities (3)	Repurchase Debt	Allocated Capital	Weighted Average Price (1)	Financing Haircut (2)

Residential securities
Senior	$148	$(133)	$15	$99	10%
Mezzanine	369	(311)	57	97	16%
Subordinate	258	(185)	73	74	28%
Total residential securities	774	(629)	145
Multifamily securities	447	(360)	87	94	19%

Total	$1,221	$(989)	$232	$90	19%

(1)	GAAP fair value per $100 of principal.

(2)	Allocated capital divided by GAAP fair value.

(3)	Includes $130 million, $229 million, and $18 million of securities we owned that were issued by consolidated Sequoia Choice, Freddie Mac SLST, and Freddie Mac K-Series securitizations, respectively.

Ñ
In addition to the allocated capital listed in the table above that directly supports our repurchase facilities (i.e., “the haircut”), we continue to hold a designated amount of supplemental risk capital available for potential margin calls or future obligations relating to these facilities.

Ñ	At December 31, 2018, we had securities repurchase facilities with eight different counterparties.

Ñ	Additional information on the residential securities we own is set forth in Table 9 in the Financial Tables section of this Redwood Review.

THE REDWOOD REVIEW I 4TH QUARTER 2018
20

F I N A N C I A L I N S I G H T S

Residential Loans Held-for-Sale

Ñ
At December 31, 2018, we had $1.0 billion of residential mortgages held-for-sale financed with $861 million of warehouse debt. These loans included $863 million of Select loans, and $186 million of expanded-prime Choice loans.

Ñ	Our warehouse capacity at December 31, 2018 totaled $1.4 billion across four separate counterparties.

Ñ	At December 31, 2018, our pipeline of jumbo residential loans identified for purchase was $0.5 billion.

Ñ
We seek to minimize the exposure we have to interest rates on our loan pipeline (for loans both on balance sheet and identified for purchase) by using a combination of TBAs, interest rate swaps, and other derivative instruments.

Ñ	At December 31, 2018, we had 501 loan sellers, which included 191 jumbo sellers and 310 MPF Direct sellers from various FHLB districts.
Business Purpose Loans Held-for-Sale

Ñ	At December 31, 2018, we had $28 million of business purpose loans held-for-sale, collateralized by single-family rental properties.

Ñ	At December 31, 2018, the weighted average coupon on these loans was 5.9% and the LTV ratio was 64% (at origination).

Ñ	We financed these loans with $22 million of short-term warehouse debt.

THE REDWOOD REVIEW I 4TH QUARTER 2018
21

G L O S S A R Y

THE REDWOOD REVIEW I 4TH QUARTER 2018
22

Table 1: GAAP Earnings (in thousands, except per share data)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1	Twelve Months 2018	Twelve Months 2017
Interest income	$116,858	$96,074	$79,128	$72,559	$67,370	$58,106	$54,419	$49,367	$364,619	$229,262
Discount amortization on securities, net	2,867	3,323	3,848	4,060	4,098	4,631	4,805	5,261	14,098	18,795
Total interest income	119,725	99,397	82,976	76,619	71,468	62,737	59,224	54,628	378,717	248,057
Interest expense on short-term debt	(16,567)	(14,146)	(12,666)	(10,424)	(9,841)	(7,158)	(6,563)	(4,453)	(53,803)	(28,015)
Interest expense on short-term convertible notes (1)	(1,594)	—	(509)	(3,011)	(3,025)	(3,024)	(2,787)	—	(5,114)	(8,836)
Interest expense on ABS issued from consolidated trusts	(44,258)	(27,421)	(16,349)	(11,401)	(7,917)	(3,956)	(3,705)	(3,530)	(99,429)	(19,108)
Interest expense on long-term debt	(22,542)	(22,784)	(18,689)	(16,678)	(15,325)	(13,305)	(11,179)	(13,048)	(80,693)	(52,857)
Total interest expense	(84,961)	(64,351)	(48,213)	(41,514)	(36,108)	(27,443)	(24,234)	(21,031)	(239,039)	(108,816)
Net interest income	34,764	35,046	34,763	35,105	35,360	35,294	34,990	33,597	139,678	139,241
Non-interest income
Mortgage banking activities, net	11,170	11,224	10,596	26,576	3,058	21,200	12,046	17,604	59,566	53,908
Investment fair value changes, net	(38,519)	10,332	889	1,609	384	324	8,115	1,551	(25,689)	10,374
Realized gains, net	5,689	7,275	4,714	9,363	4,546	1,734	1,372	5,703	27,041	13,355
Other income, net	3,981	3,453	3,322	2,118	2,963	2,812	3,764	2,897	12,874	12,436
Total non-interest income (loss), net	(17,679)	32,284	19,521	39,666	10,951	26,070	25,297	27,755	73,792	90,073
Fixed compensation expense	(6,309)	(5,922)	(5,775)	(6,439)	(5,555)	(5,233)	(5,321)	(6,002)	(24,445)	(22,111)
Variable compensation expense	(934)	(4,923)	(1,825)	(6,907)	(5,861)	(6,467)	(4,313)	(3,933)	(14,589)	(20,574)
Equity compensation expense	(2,823)	(3,033)	(3,835)	(2,697)	(2,507)	(2,337)	(3,121)	(2,176)	(12,388)	(10,141)
Loan acquisition costs	(1,837)	(1,887)	(2,155)	(1,818)	(1,625)	(1,187)	(1,005)	(1,205)	(7,697)	(5,022)
Other operating expense	(7,350)	(5,725)	(5,419)	(5,169)	(4,819)	(4,698)	(4,881)	(4,910)	(23,663)	(19,308)
Total operating expenses	(19,253)	(21,490)	(19,009)	(23,030)	(20,367)	(19,922)	(18,641)	(18,226)	(82,782)	(77,156)
Benefit from (provision for) income taxes	1,255	(4,919)	(2,528)	(4,896)	4,989	(5,262)	(5,322)	(6,157)	(11,088)	(11,752)
Net (loss) income	$(913)	$40,921	$32,747	$46,845	$30,933	$36,180	$36,324	$36,969	$119,600	$140,406
Diluted average shares (2)	83,217	114,683	100,432	108,195	109,621	102,703	97,494	97,946	110,028	101,975
Diluted (loss) earnings per common share	$(0.02)	$0.42	$0.38	$0.50	$0.35	$0.41	$0.43	$0.43	$1.34	$1.60

Supplemental information:
Net interest income	$34,764	$35,046	$34,763	$35,105	$35,360	$35,294	$34,990	$33,597	$139,678	$139,241
Change in basis of fair value investments	(2,015)	(2,458)	(2,465)	(2,875)	(4,097)	(3,058)	(1,898)	(3,318)	(9,813)	(12,371)
Interest component of hedges	857	550	22	(2,884)	(2,927)	(2,909)	(3,768)	(3,693)	(1,455)	(13,297)
Non-GAAP economic net interest income	$33,606	$33,138	$32,320	$29,346	$28,336	$29,327	$29,324	$26,586	$128,410	$113,573

(1)
At December 31, 2018 and 2017, represents interest expense on $201 million of exchangeable notes and $250 million of convertible notes, respectively, that were reclassified from Long-term debt to Short-term debt as the maturity of the notes was less than one year as of the dates presented. The convertible notes were repaid in April 2018.

(2)
Diluted average shares includes shares from the assumed conversion of our convertible and/or exchangeable debt in certain periods, in accordance with GAAP diluted EPS provisions. See Table 2 that follows for details of this calculation for the current and prior quarter and our respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for prior periods.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 1: GAAP Earnings 23

Table 2: GAAP and Non-GAAP Core Basic and Diluted Earnings (1) per Common Share (in thousands, except per share data)

	2018 Q4	2018 Q3	Twelve Months 2018	Twelve Months 2017
GAAP Earnings per Common Share ("EPS"):
Net (loss) income attributable to Redwood	$(913)	$40,921	$119,600	$140,406
Less: Dividends and undistributed earnings allocated to participating securities	(834)	(1,231)	(3,754)	(3,632)
Net (loss) income allocated to common shareholders for GAAP basic EPS	(1,747)	39,690	115,846	136,774
Incremental adjustment to dividends and undistributed earnings allocated to participating securities	—	(53)	(529)	(204)
Add back: Interest expense on convertible notes for the period, net of tax (2)	—	8,666	32,653	26,898
Net (loss) income allocated to common shareholders for GAAP diluted EPS	$(1,747)	$48,303	$147,970	$163,468

Basic weighted average common shares outstanding	83,217	80,797	78,725	76,793
Net effect of dilutive equity awards	—	443	189	185
Net effect of assumed convertible notes conversion to common shares (2)	—	33,443	31,114	24,997
Diluted weighted average common shares outstanding	83,217	114,683	110,028	101,975

GAAP Basic Earnings per Common Share	$(0.02)	$0.49	$1.47	$1.78
GAAP Diluted Earnings per Common Share	$(0.02)	$0.42	$1.34	$1.60

Non-GAAP Core Earnings per Common Share:
Non-GAAP core earnings	$37,592	$36,691	$168,287	$119,281
Less: Dividends and undistributed earnings allocated to participating securities	(1,178)	(1,101)	(5,243)	(3,330)
Non-GAAP core earnings allocated to common shareholders for core basic EPS	36,414	35,590	163,044	115,951
Incremental adjustment to dividends and undistributed earnings allocated to participating securities	(89)	(91)	(114)	(446)
Add back: Interest expense on convertible notes for the period, net of tax (2)	8,676	8,666	32,653	26,898
Non-GAAP core earnings allocated to common shareholders for core diluted EPS	$45,001	$44,165	$195,583	$142,403

Basic weighted average common shares outstanding	83,217	80,797	78,725	76,793
Net effect of dilutive equity awards	1	443	189	185
Net effect of assumed convertible notes conversion to common shares (2)	33,443	33,443	31,114	24,997
Diluted weighted average common shares outstanding	116,661	114,683	110,028	101,975

Non-GAAP Core Basic Earnings per Common Share	$0.44	$0.44	$2.07	$1.51
Non-GAAP Core Diluted Earnings per Common Share	$0.39	$0.39	$1.78	$1.40

(1)	A reconciliation of GAAP net income to non-GAAP core earnings and a definition of core earnings is included in the Non-GAAP Measurements section of the Appendix.

(2)
Certain convertible notes were determined to be dilutive in the periods presented and were included in the calculations of diluted EPS under the "if-converted" method. Under this method, the periodic interest expense (net of applicable taxes) for dilutive notes is added back to the numerator and the number of shares that the notes are entitled to (if converted, regardless of whether they are in or out of the money) are included in the denominator.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 2: GAAP and Non-GAAP Core Earnings per Basic and Diluted Common Share 24

Table 3: Segment Results ($ in thousands)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1	Twelve Months 2018	Twelve Months 2017
Investment Portfolio
Net interest income
Residential loans
At Redwood	$11,659	$12,478	$13,842	$15,842	$16,032	$16,916	$18,461	$18,448	$53,821	$69,857
At consolidated Sequoia Choice entities	3,608	2,880	2,002	1,386	836	22	—	—	9,876	858
At consolidated Freddie Mac SLST entity	1,297	—	—	—	—	—	—	—	1,297	—
Business purpose loans	1,861	974	—	—	—	—	—	—	2,835	—
Residential securities	17,700	19,412	19,700	19,778	20,287	19,342	18,163	17,081	76,590	74,873
Multifamily and commercial investments	3,296	2,209	1,860	1,888	1,749	1,298	1,978	1,457	9,253	6,482
Other investments	913	751	161	—	—	—	—	—	1,825	—
Total net interest income	40,334	38,704	37,565	38,894	38,904	37,578	38,602	36,986	155,497	152,070

Non-interest income
Investment fair value changes, net	(38,449)	10,566	1,600	1,590	4,568	1,372	9,115	3,359	(24,693)	18,414
Other income	3,659	3,334	3,322	2,118	2,963	2,812	3,764	2,897	12,433	12,436
Realized gains	5,689	7,275	4,714	9,363	4,546	1,734	2,124	5,703	27,041	14,107
Total non-interest income, net	(29,101)	21,175	9,636	13,071	12,077	5,918	15,003	11,959	14,781	44,957

Operating expenses	(3,833)	(2,659)	(1,858)	(2,007)	(1,657)	(1,324)	(1,454)	(1,593)	(10,357)	(6,028)
Benefit from (provision for) income taxes	1,117	(2,840)	(1,130)	(888)	(838)	(433)	(2,320)	(1,737)	(3,741)	(5,328)
Segment contribution	$8,517	$54,380	$44,213	$49,070	$48,486	$41,739	$49,831	$45,615	$156,180	$185,671

Mortgage Banking
Net interest income	$5,015	$6,890	$5,455	$6,760	$6,887	$6,491	$4,012	$4,550	$24,120	$21,940
Non-interest income
Mortgage banking activities	11,170	11,224	10,596	26,576	3,058	21,200	12,046	17,604	59,566	53,908

Operating expenses	(7,231)	(6,570)	(5,739)	(8,632)	(7,104)	(6,107)	(6,021)	(5,881)	(28,172)	(25,113)
Benefit from (provision for) income taxes	138	(2,079)	(1,398)	(4,008)	5,827	(4,829)	(3,002)	(4,420)	(7,347)	(6,424)
Segment contribution	$9,092	$9,465	$8,914	$20,696	$8,668	$16,755	$7,035	$11,853	$48,167	$44,311

Corporate/other	(18,522)	(22,924)	(20,380)	(22,921)	(26,221)	(22,314)	(20,542)	(20,499)	(84,747)	(89,576)
GAAP net (loss) income	$(913)	$40,921	$32,747	$46,845	$30,933	$36,180	$36,324	$36,969	$119,600	$140,406

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 3: Segment Results 25

Table 4: Segment Assets and Liabilities ($ in thousands)

	December 31, 2018				September 30, 2018
	Investment Portfolio	Mortgage Banking	Corporate/ Other	Total	Investment Portfolio	Mortgage Banking	Corporate/ Other	Total
Residential loans
At Redwood	$2,383,932	$1,048,801	$—	$3,432,733	$2,320,662	$866,444	$—	$3,187,106
At consolidated Sequoia entities	2,079,382	—	519,958	2,599,340	2,181,195	—	553,958	2,735,153
At consolidated Freddie Mac SLST entity	1,222,669	—	—	1,222,669	—	—	—	—
Business purpose loans	112,798	28,460	—	141,258	95,515	20,105	—	115,620
Multifamily loans	2,144,598	—	—	2,144,598	942,165	—	—	942,165
Real estate securities	1,452,494	—	—	1,452,494	1,470,084	—	—	1,470,084
Other investments	427,764	—	10,754	438,518	103,004	—	10,772	113,776
Cash and cash equivalents	55,973	2,325	117,466	175,764	44,179	3,735	125,602	173,516
Other assets	214,383	23,504	92,145	330,032	279,870	19,642	102,703	402,215
Total assets	$10,093,993	$1,103,090	$740,323	$11,937,406	$7,436,674	$909,926	$793,035	$9,139,635

Short-term debt
Mortgage loan warehouse debt	$—	$860,650	$—	$860,650	$—	$578,157	$—	$578,157
Security repurchase facilities	988,890	—	—	988,890	780,818	—	—	780,818
Business purpose loan warehouse facilities	66,327	22,053	—	88,380	49,441	15,859	—	65,300
Servicer advance financing	262,740	—	—	262,740	—	—	—	—
Convertible notes, net	—	—	199,619	199,619	—	—	—	—
Other liabilities	103,192	19,752	83,158	206,102	55,590	15,580	104,908	176,078
ABS issued	4,897,833	—	512,240	5,410,073	2,862,062	—	544,923	3,406,985
Long-term debt, net	1,999,999	—	572,159	2,572,158	1,999,999	—	770,971	2,770,970
Total liabilities	$8,318,981	$902,455	$1,367,176	$10,588,612	$5,747,910	$609,596	$1,420,802	$7,778,308

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 4: Segment Assets and Liabilities 26

Table 5: Changes in Book Value per Share ($ in per share)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1	Twelve Months 2018	Twelve Months 2017

Beginning book value per share	$16.42	$16.23	$16.12	$15.83	$15.67	$15.29	$15.13	$14.96	$15.83	$14.96
Earnings	(0.02)	0.42	0.38	0.50	0.35	0.41	0.43	0.43	1.34	1.60
Changes in unrealized gains on securities, net, from:
Realized gains recognized in earnings	(0.07)	(0.05)	(0.05)	(0.09)	(0.03)	(0.03)	(0.02)	(0.04)	(0.23)	(0.13)
Amortization income recognized in earnings	(0.03)	(0.03)	(0.04)	(0.04)	(0.04)	(0.05)	(0.05)	(0.05)	(0.13)	(0.18)
Mark-to-market adjustments, net	0.06	0.01	0.01	—	0.12	0.27	0.09	0.11	0.09	0.58
Total change in unrealized gains on securities, net	(0.04)	(0.07)	(0.08)	(0.13)	0.05	0.19	0.02	0.02	(0.27)	0.27
Dividends	(0.30)	(0.30)	(0.30)	(0.28)	(0.28)	(0.28)	(0.28)	(0.28)	(1.18)	(1.12)
Issuance of common stock	—	0.01	—	—	—	—	—	—	0.01	—
Share repurchases	—	—	—	0.01	—	—	—	—	0.01	—
Equity compensation, net	(0.07)	0.03	0.03	0.03	(0.02)	0.02	—	(0.01)	0.01	—
Changes in unrealized losses on derivatives hedging long-term debt	(0.09)	0.06	0.05	0.11	0.02	—	(0.03)	0.02	0.11	0.01
Other, net	(0.01)	0.04	0.03	0.05	0.04	0.04	0.02	(0.01)	0.03	0.11

Ending book value per share	$15.89	$16.42	$16.23	$16.12	$15.83	$15.67	$15.29	$15.13	$15.89	$15.83

Economic return on book value (1)	(1.4)%	3.0%	2.5%	3.6%	2.8%	4.3%	2.9%	3.0%	7.8%	13.3%

(1)	Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 5: Changes in Book Value per Share 27

Table 6: Taxable and GAAP Income (1) Differences and Dividends (In thousands, except for per share data)

	Estimated Twelve Months 2018 (2)			Actual Twelve Months 2017 (2)			Actual Twelve Months 2016 (2)
	Taxable Income	GAAP Income	Differences	Taxable Income	GAAP Income	Differences	Taxable Income	GAAP Income	Differences
Taxable and GAAP Income Differences
Interest income	$265,753	$378,717	$(112,964)	$225,079	$248,057	$(22,978)	$233,258	$246,355	$(13,097)
Interest expense	(139,588)	(239,039)	99,451	(89,662)	(108,816)	19,154	(76,396)	(88,528)	12,132
Net interest income	126,165	139,678	(13,513)	135,417	139,241	(3,824)	156,862	157,827	(965)
Reversal of provision for loan losses	—	—	—	—	—	—	—	7,102	(7,102)
Realized credit losses	(1,738)	—	(1,738)	(3,442)	—	(3,442)	(7,989)	—	(7,989)
Mortgage banking activities, net	57,297	59,566	(2,269)	44,143	53,908	(9,765)	26,477	38,691	(12,214)
Investment fair value changes, net	4,995	(25,689)	30,684	(11,191)	10,374	(21,565)	(10,410)	(28,574)	18,164
Operating expenses	(78,890)	(82,782)	3,892	(73,203)	(77,156)	3,953	(88,416)	(88,786)	370
Other income (expense), net	17,254	12,874	4,380	31,325	12,436	18,889	89,715	20,691	69,024
Realized gains, net	43,099	27,041	16,058	(736)	13,355	(14,091)	284	28,009	(27,725)
(Provision for) benefit from income taxes	(534)	(11,088)	10,554	(516)	(11,752)	11,236	(155)	(3,708)	3,553
Income	$167,648	$119,600	$48,048	$121,797	$140,406	$(18,609)	$166,368	$131,252	$35,116

REIT taxable income	$110,092			$90,122			$97,576
Taxable income at taxable subsidiaries	57,556			31,675			68,792
Taxable income	$167,648			$121,797			$166,368

Shares used for taxable EPS calculation	84,884			76,600			76,835
REIT taxable income per share	$1.38			$1.17			$1.27
Taxable income (loss) per share at taxable subsidiaries	$0.74			$0.42			$0.90
Taxable income per share (3)	$2.12			$1.59			$2.17

Dividends
Dividends declared	$94,134			$86,271			$86,240
Dividends per share (4)	$1.18			$1.12			$1.12

(1)
Taxable income for 2018 is an estimate until we file our tax returns for this year. To the extent we expect to pay tax at the corporate level (generally as a result of activity at our taxable REIT subsidiaries), we are required to record a tax provision for GAAP reporting purposes. Any tax provision (or benefit) is not necessarily the actual amount of tax currently due (or receivable as a refund) as a portion of our provision (or benefit) is deferred in nature. It is our intention to retain any excess inclusion income generated in 2018 at our TRS and not pass it through to our shareholders.

(2)	Reconciliation of GAAP income to taxable income (loss) for prior quarters is provided in the respective Redwood Reviews for those quarters.

(3)	Taxable income (loss) per share is based on the number of shares outstanding at the end of each quarter. The annual taxable income (loss) per share is the sum of the quarterly per share estimates.

(4)
Dividends in 2018 are expected to be characterized as 69% ordinary dividend income (or $65 million) and 31% long-term capital gain dividend income (or $29 million). Dividends in 2017 were characterized as 71% ordinary dividend income (or $61 million) and 29% qualified dividend income (or $25 million). Dividends in 2016 were characterized as 100% ordinary income (or $86 million).

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 6: Taxable and GAAP Income Differences and Dividends 28

Table 7: Financial Ratios and Book Value ($ in thousands, except per share data)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1	Twelve Months 2018	Twelve Months 2017
Financial performance ratios
Net interest income	$34,764	$35,046	$34,763	$35,105	$35,360	$35,294	$34,990	$33,597	$139,678	$139,241
Operating expenses	$(19,253)	$(21,490)	$(19,009)	$(23,030)	$(20,367)	$(19,922)	$(18,641)	$(18,226)	$(82,782)	$(77,156)
GAAP net income	$(913)	$40,921	$32,747	$46,845	$30,933	$36,180	$36,324	$36,969	$119,600	$140,406
Average total assets	$10,163,283	$8,503,749	$7,134,026	$6,922,611	$6,652,937	$5,851,133	$5,685,460	$5,471,154	$8,190,681	$5,918,233
Average total equity	$1,342,967	$1,331,497	$1,226,735	$1,218,015	$1,207,879	$1,189,540	$1,167,438	$1,158,732	$1,280,287	$1,181,056
Operating expenses / average total assets	0.76%	1.01%	1.07%	1.33%	1.22%	1.36%	1.31%	1.33%	1.01%	1.30%
Operating expenses / total capital	3.63%	4.03%	3.80%	5.13%	4.56%	4.47%	4.22%	4.08%	3.90%	4.33%
Operating expenses / average total equity	5.73%	6.46%	6.20%	7.56%	6.74%	6.70%	6.39%	6.29%	6.47%	6.53%
GAAP net income / average total assets	(0.04)%	1.92%	1.84%	2.71%	1.86%	2.47%	2.56%	2.70%	1.46%	2.37%
GAAP net income / average equity (GAAP ROE)	(0.27)%	12.29%	10.68%	15.38%	10.24%	12.17%	12.45%	12.76%	9.34%	11.89%

Leverage ratios and book value per share
Short-term debt	$2,138,686	$1,424,275	$1,426,288	$1,504,460	$1,938,682	$1,238,196	$1,294,807	$563,773
Long-term debt – Other	2,584,499	2,785,264	2,785,264	2,585,264	2,585,264	2,585,264	2,340,264	2,627,764
Total debt at Redwood	$4,723,185	$4,209,539	$4,211,552	$4,089,724	$4,523,946	$3,823,460	$3,635,071	$3,191,537
At consolidated securitization entities
ABS issued	5,410,073	3,406,985	1,929,662	1,542,087	1,164,585	944,288	692,606	728,391
Non-recourse short-term debt	265,637	—	—	—	—	—	—	—
Total ABS and non-recourse short-term debt	$5,675,710	$3,406,985	$1,929,662	$1,542,087	$1,164,585	$944,288	$692,606	$728,391
Consolidated debt (1)	$10,398,895	$7,616,524	$6,141,214	$5,631,811	$5,688,531	$4,767,748	$4,327,677	$3,919,928
Stockholders' equity	$1,348,794	$1,361,327	$1,228,955	$1,219,983	$1,212,287	$1,208,640	$1,179,424	$1,165,771
Total capital (2)	$2,120,572	2,132,298	$1,999,177	$1,795,572	$1,787,701	$1,783,301	$1,765,784	$1,787,266
Recourse debt at Redwood to stockholders' equity (3)	3.5x	3.1x	3.4x	3.4x	3.7x	3.2x	3.1x	2.7x
Consolidated debt to stockholders' equity	7.7x	5.6x	5.0x	4.6x	4.7x	3.9x	3.7x	3.4x
Shares outstanding at period end (in thousands)	84,884	82,930	75,743	75,703	76,600	77,123	77,117	77,039
Book value per share	$15.89	$16.42	$16.23	$16.12	$15.83	$15.67	$15.29	$15.13

(1)	Amounts presented in Consolidated debt above do not include deferred issuance costs or debt discounts.

(2)	Our total capital of $2.1 billion at December 31, 2018 included $1.3 billion of equity capital and $0.8 billion of convertible debt.

(3)	Excludes ABS issued and non-recourse debt at consolidated entities. See Table 10 for additional detail on our ABS issued and short-term debt at consolidated entities.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 7: Financial Ratios and Book Value 29

Table 8: Loans and Securities Activity ($ in thousands)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1	Twelve Months 2018	Twelve Months 2017
Residential Loans, Held-for-Sale
Beginning carrying value	$866,444	$1,104,660	$1,130,185	$1,427,945	$925,681	$837,371	$376,607	$835,399	$1,427,945	$835,399
Acquisitions	1,562,573	1,804,125	1,951,566	1,815,294	1,950,180	1,462,116	1,221,051	1,108,304	7,133,558	5,741,651
Sales	(1,290,337)	(1,133,078)	(1,408,358)	(1,594,531)	(834,977)	(1,393,323)	(694,875)	(1,377,637)	(5,426,304)	(4,300,812)
Principal repayments	(14,862)	(21,198)	(14,612)	(17,017)	(14,771)	(16,436)	(9,273)	(12,995)	(67,689)	(53,475)
Transfers between portfolios	(81,639)	(896,129)	(561,710)	(507,616)	(601,554)	20,025	(61,922)	(184,996)	(2,047,094)	(828,447)
Changes in fair value, net	6,622	8,064	7,589	6,110	3,386	15,928	5,783	8,532	28,385	33,629
Ending fair value	$1,048,801	$866,444	$1,104,660	$1,130,185	$1,427,945	$925,681	$837,371	$376,607	$1,048,801	$1,427,945

Residential Loans, Held-for-Investment at Redwood
Beginning carrying value	$2,320,662	$2,313,336	$2,375,785	$2,434,386	$2,268,802	$2,360,234	$2,350,013	$2,261,016	$2,434,386	$2,261,016
Principal repayments	(59,854)	(76,144)	(79,375)	(74,954)	(93,916)	(74,530)	(60,055)	(93,666)	(290,327)	(322,167)
Transfers between portfolios	81,639	100,533	31,936	55,775	273,994	(20,045)	61,922	184,996	269,883	500,867
Changes in fair value, net	41,485	(17,063)	(15,010)	(39,422)	(14,494)	3,143	8,354	(2,333)	(30,010)	(5,330)
Ending fair value	$2,383,932	$2,320,662	$2,313,336	$2,375,785	$2,434,386	$2,268,802	$2,360,234	$2,350,013	$2,383,932	$2,434,386

Business Purpose Loans
Beginning carrying value	$115,620	$—	$—	$—	$—	$—	$—	$—	$—	$—
Acquisitions	41,563	126,214	—	—	—	—	—	—	167,777	—
Effect of principal payments	(16,469)	(10,912)	—	—	—	—	—	—	(27,381)	—
Changes in fair value, net	544	318	—	—	—	—	—	—	862	—
Ending fair value	$141,258	$115,620	$—	$—	$—	$—	$—	$—	$141,258	$—

Securities
Beginning fair value	$1,470,084	$1,453,936	$1,357,720	$1,476,510	$1,356,272	$1,218,503	$1,165,940	$1,018,439	$1,476,510	$1,018,439
Acquisitions	132,457	161,534	223,022	144,465	204,733	188,138	116,860	170,729	661,478	680,460
Sales	(109,782)	(106,972)	(103,685)	(234,509)	(75,887)	(47,076)	(69,676)	(21,760)	(554,948)	(214,399)
Effect of principal payments	(22,562)	(26,571)	(17,022)	(15,707)	(21,503)	(19,497)	(15,854)	(14,911)	(81,862)	(71,765)
Transfers between portfolios	(6,090)	(11,091)	—	—	—	—	—	—	(17,181)	—
Change in fair value, net	(11,613)	(752)	(6,099)	(13,039)	12,895	16,204	21,233	13,443	(31,503)	63,775
Ending fair value	$1,452,494	$1,470,084	$1,453,936	$1,357,720	$1,476,510	$1,356,272	$1,218,503	$1,165,940	$1,452,494	$1,476,510

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 8: Loans and Securities Activity 30

Table 9: Investment Portfolio Detailed Balances ($ in thousands)

	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Q4	2017 Q3	2017 Q2	2017 Q1
Residential Loans Held-for-Investment at Redwood	$2,383,932	$2,320,662	$2,313,336	$2,375,785	$2,434,386	$2,268,802	$2,360,234	$2,350,013
Business Purpose (Residential Bridge) Loans Held-for-Investment	112,798	95,515	—	—	—	—	—	—

Securities with Sub-Categories
Residential
Senior - New Issue	76,917	76,950	49,099	—	—	—	—	—
Senior - Legacy	70,944	97,374	113,799	127,240	140,988	153,232	128,330	137,210
Senior - IO	81,753	86,072	89,230	82,062	69,975	62,767	48,632	38,889
Senior - Re-REMIC	16,671	17,254	33,691	38,370	38,875	39,033	73,337	73,730
Mezzanine - New issue	218,147	221,358	239,107	228,114	331,451	334,915	343,013	368,919
Subordinate - New issue	305,149	301,847	272,508	239,565	247,897	209,554	195,039	191,321
Subordinate - Agency CRT	237,841	235,720	239,767	245,654	300,713	286,780	229,510	198,197
Subordinate - Legacy	15,993	16,255	17,950	19,707	22,586	26,920	30,333	18,993
Multifamily (mezzanine)	429,079	417,254	398,785	377,008	324,025	243,071	170,309	138,681
Total Securities on Balance Sheet	1,452,494	1,470,084	1,453,936	1,357,720	1,476,510	1,356,272	1,218,503	1,165,940

Sequoia Choice Securities (1)	194,372	194,739	133,718	87,381	77,922	30,975	—	—
Freddie Mac SLST Securities (1)	228,921	—	—	—	—	—	—	—
Freddie Mac K-Series Securities (1)	125,523	66,559	—	—	—	—	—	—
Adjusted Total Securities	2,001,310	1,731,382	1,587,654	1,445,101	1,554,432	1,387,247	1,218,503	1,165,940

Other Investments
Servicer Advance Investments	300,468	—	—	—	—	—	—	—
Mortgage Servicing Rights	60,281	63,785	64,674	66,496	63,598	62,928	63,770	111,013
Investment in 5 Arches	10,754	10,772	10,973	—	—	—	—	—
Participation in Loan Warehouse Facility	39,703	39,219	41,658	—	—	—	—	—
Excess MSR IO Strip	27,312	—	—	—	—	—	—	—
Total earning assets	$4,936,558	$4,261,335	$4,018,295	$3,887,382	$4,052,416	$3,718,977	$3,642,507	$3,626,966

Supplemental Information
Residential Loans at Consolidated Sequoia Choice Entities (2)	$2,079,382	$2,181,195	$1,481,145	$1,013,619	$620,062	$317,303	$—	$—
Residential Loans at Consolidated Freddie Mac SLST Entity (2)	$1,222,669	$—	$—	$—	$—	$—	$—	$—
Multifamily Loans at Consolidated Freddie Mac K-Series Entities (2)	$2,144,598	$942,165	$—	$—	$—	$—	$—	$—

(1)	Represents securities retained from our consolidated Sequoia Choice securitizations and securities owned in consolidated Freddie Mac SLST and Freddie Mac K-Series securitizations.

(2)	Represents the gross assets of securitizations consolidated on our balance sheet in accordance with GAAP.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 9: Investment Portfolio Detailed Balances 31

Table 10: Consolidating Balance Sheet ($ in thousands)

	December 31, 2018							September 30, 2018
		Consolidated VIEs (1)							Consolidated VIEs (1)
	At Redwood (1)	Legacy Sequoia	Sequoia Choice	Freddie Mac SLST	Freddie Mac K-Series	Servicing Advances	Redwood Consolidated	At Redwood (1)	Legacy Sequoia	Sequoia Choice	Freddie Mac SLST	Freddie Mac K-Series	Servicing Advances	Redwood Consolidated
Residential loans	$3,432,733	$519,958	$2,079,382	$1,222,669	$—	$—	$7,254,742	$3,187,106	$553,958	$2,181,195	$—	$—	$—	$5,922,259
Business purpose loans	141,258	—	—	—	—	—	141,258	115,620	—	—	—	—	—	115,620
Multifamily loans	—	—	—	—	2,144,598	—	2,144,598	—	—	—	—	942,165	—	942,165
Real estate securities	1,452,494	—	—	—	—	—	1,452,494	1,470,084	—	—	—	—	—	1,470,084
Other investments	125,830	—	—	—		312,688	438,518	113,776	—	—	—	—	—	113,776
Cash and cash equivalents	175,764	—	—	—	—	—	175,764	173,516	—	—	—	—	—	173,516
Other assets (2)	278,136	4,911	10,010	3,926	6,595	26,454	330,032	386,393	3,922	9,057	—	2,843	—	402,215
Total assets	$5,606,215	$524,869	$2,089,392	$1,226,595	$2,151,193	$339,142	$11,937,406	$5,446,495	$557,880	$2,190,252	$—	$945,008	$—	$9,139,635
Short-term debt	$2,137,539	$—	$—	$—	$—	$262,740	$2,400,279	$1,424,275	$—	$—	$—	$—	$—	$1,424,275
Other liabilities	169,108	571	8,202	2,907	6,239	19,075	206,102	165,228	590	7,654	—	2,606	—	176,078
ABS issued	—	512,240	1,885,010	993,748	2,019,075	—	5,410,073	—	544,923	1,986,456	—	875,606	—	3,406,985
Long-term debt, net	2,572,158	—	—	—	—	—	2,572,158	2,770,970	—	—	—	—	—	2,770,970
Total liabilities	4,878,805	512,811	1,893,212	996,655	2,025,314	281,815	10,588,612	4,360,473	545,513	1,994,110	—	878,212	—	7,778,308

Equity	727,410	12,058	196,180	229,940	125,879	57,327	1,348,794	1,086,022	12,367	196,142	—	66,796	—	1,361,327
Total liabilities and equity	$5,606,215	$524,869	$2,089,392	$1,226,595	$2,151,193	$339,142	$11,937,406	$5,446,495	$557,880	$2,190,252	$—	$945,008	$—	$9,139,635

(1)
The format of this consolidating balance sheet is provided to more clearly delineate between the assets belonging to consolidated securitization entities that we are required to consolidate on our balance sheet in accordance with GAAP, but which are not legally ours, and the liabilities of these consolidated entities, which are payable only from the cash flows generated by their assets and are, therefore, non-recourse to us, and the assets that are legally ours and the liabilities of ours for which there is recourse to us.

(2)
At both December 31, 2018 and September 30, 2018, other assets at Redwood included a total of $42 million of assets held by third-party custodians and pledged as collateral to the GSEs in connection with credit risk-sharing arrangements relating to conforming residential loans. These pledged assets can only be used to settle obligations to the GSEs under these risk-sharing arrangements.

THE REDWOOD REVIEW I 4TH QUARTER 2018	Table 10: Consolidating Balance Sheet 32

D I V I D E N D S

Dividends
Summary
As a REIT, Redwood is required to distribute to shareholders at least 90% of its REIT taxable income, excluding net capital gains. To the extent Redwood retains REIT taxable income, including net capital gains, it is taxed at corporate tax rates. Redwood also earns taxable income at its taxable REIT subsidiaries (TRS), which it is not required to distribute.
Dividends Overview
In recent years, our Board of Directors has maintained a practice of paying regular quarterly dividends in excess of the amount required to comply with the provisions of the Internal Revenue Code applicable to REITs. In November 2018, the Board of Directors declared a regular dividend of $0.30 per share for the fourth quarter of 2018, which was paid on December 28, 2018 to shareholders of record on December 14, 2018.
Dividend Distribution Requirement
Our estimated REIT taxable income was $27 million, or $0.32 per share, for the fourth quarter of 2018 and $23 million, or $0.27 per share, for the third quarter of 2018. Under normal circumstances, our minimum REIT dividend requirement would be 90% of our annual REIT taxable income. However, we currently maintain a $55 million federal net operating loss carry forward (NOL) at the REIT that affords us the option of retaining REIT taxable income up to the NOL amount, tax free, rather than distributing it as dividends. Federal income tax rules require the dividends paid deduction to be applied to reduce REIT taxable income before the applicability of NOLs is considered. Our estimated REIT taxable income exceeded our dividend distributions in 2018; therefore, we expect to utilize $16 million of our NOL in 2018 and the remaining $39 million will carry forward into 2019.
Income Tax Characterization of Dividend for Shareholders
Our 2018 dividend distributions are expected to be characterized for federal income tax purposes as 69% ordinary dividend income and 31% long-term capital gain dividend income. Under the federal income tax rules applicable to REITs, none of the 2018 dividend distributions are expected to be characterized as a return of capital or qualified dividends.
Beginning in 2018, the Tax Cuts and Jobs Act provides that individual taxpayers may generally deduct 20% of their ordinary REIT dividends from taxable income. This results in a maximum federal effective tax rate of 29.6% on an individual taxpayer's ordinary REIT dividends, compared to the highest marginal rate of 37%. This deduction does not apply to REIT dividends classified as qualified dividends or long-term capital gain dividends, as those dividends are taxed at a maximum rate of 20% for individuals.

THE REDWOOD REVIEW I 4TH QUARTER 2018
34

N O N - G A A P M E A S U R E M E N T S

Core Earnings
Core earnings is a non-GAAP measure of Redwood’s earnings and results of operations. Specifically, management has defined core earnings as: GAAP net income adjusted to (i) eliminate the impact of quarterly mark-to-market changes on the fair value of long-term investments (and associated derivatives) related to changes in benchmark interest rates and credit spreads, (ii) include the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any gains or losses from derivatives associated with the investments sold, and (iii) include the hypothetical income taxes associated with core earnings adjustments.
Management utilizes this core earnings measure internally as one way of analyzing Redwood’s performance over multiple periods, as it believes it provides useful comparative results absent the impact of certain quarterly mark-to-market changes on investments held through the end of the period presented and inclusive of all realized gains and losses from securities sales.
Specifically, the quarterly mark-to-market changes in the value of our long-term investments in loans, trading securities, and other investments, as well as the associated derivatives, resulting from changes in benchmark interest rates and credit spreads may not be reflective of the total return management would expect to earn from them over the longer-term.
Additionally, the adjustment to include cumulative net gains or losses from the sale of trading securities is to ensure that core earnings presents consistently the impact of the sales of investments regardless of whether they are accounted for as (i) trading securities or (ii) available-for-sale securities, in each case under GAAP, as outlined below.

•
Under GAAP, available-for-sale securities are reported at their fair value with periodic changes in fair value recognized through the balance sheet in Shareholders’ equity. When an available-for-sale security is sold, the cumulative gain or loss since purchase is recognized through the income statement, in Realized gains, net, in the period the sale occurred. As a result, any such cumulative gains or losses are reflected in core earnings in the period the sale occurred.

•
Under GAAP, trading securities are reported at their fair value with periodic changes in fair value recognized through the income statement in Investment fair value changes, net. Certain of these periodic changes in fair value (as described above) are excluded from core earnings. Core earnings includes an adjustment to include the cumulative net gains or losses (from purchase through the sale of the investment) for sold trading securities in the period they are sold. The result is to consistently present within core earnings the cumulative gains or losses from the sale of long-term investments, regardless of how they are accounted for under GAAP.

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Core earnings also includes adjustments to show the hypothetical tax provision or benefit that would be associated with the core earnings adjustments made to net income. As a REIT, we are subject to income taxes on earnings generated at our taxable REIT subsidiaries (TRS) and generally not subject to income taxes on earnings generated at the REIT (to the extent we distribute our REIT taxable income as dividends). In order to present the hypothetical income taxes associated with core earnings adjustments made to net income, estimated effective tax rates are applied to the core earnings adjustments occurring within our TRS.
The following table presents a reconciliation of GAAP net income to non-GAAP core earnings for the fourth and third quarters of 2018.

Reconciliation of Non-GAAP Core Earnings
($ in millions)
	Three Months Ended December 31, 2018
	GAAP	Adjustments	Non-GAAP

Net interest income	$35	$—	$35

Non-interest income
Mortgage banking activities, net	11	—	11
Investment fair value changes, net (1)	(39)	37	(1)
Other income, net	4	—	4
Realized gains, net (2)	6	4	9
Total non-interest income (loss), net	(18)	41	23

Operating expenses	(19)	—	(19)
Benefit from (provision for) income taxes (3)	1	(2)	(1)

GAAP Net Income (Loss)/Non-GAAP Core Earnings	$(1)	$39	$38

	Three Months Ended September 30, 2018
	GAAP	Adjustments	Non-GAAP

Net interest income	$35	$—	$35

Non-interest income
Mortgage banking activities, net	11	—	11
Investment fair value changes, net (1)	10	(12)	(2)
Other income, net	3	—	3
Realized gains, net (2)	7	8	15
Total non-interest income, net	32	(5)	28

Operating expenses	(21)	—	(21)
Provision for income taxes (3)	(5)	—	(5)

GAAP Net Income/Non-GAAP Core Earnings	$41	$(4)	$37

(1)
References in this Redwood Review to core investment fair value changes, net refer to GAAP investment fair value changes, net as adjusted by the amount described in the "Adjustments" column, as further described above under the heading "Core Earnings."

(2)
References in this Redwood Review to core realized gains, net refer to GAAP realized gains, net as adjusted by the amount described in the "Adjustments" column, as further described above under the heading "Core Earnings."

(3)
References in this Redwood Review to core provision for income taxes refer to GAAP provision for income taxes as adjusted by the amount described in the "Adjustments" column, as further described above under the heading "Core Earnings."

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The following table presents a reconciliation of GAAP net income to non-GAAP core earnings for 2018 and 2017.

Reconciliation to Non-GAAP Core Earnings
($ in millions)
	Years Ended
	12/31/2018	12/31/2017

GAAP net income	$120	$140

Core earnings adjustments
Eliminate mark-to-market on long-term investments and associated derivatives	14	(36)
Include cumulative gain (loss) on long-term investments sold, net	37	10
Income tax adjustments associated with core earnings adjustments	(2)	5

Non-GAAP core earnings	$168	$119

GAAP net income per diluted common share	$1.34	$1.60
Non-GAAP core earnings per diluted common share	$1.78	$1.40
Additionally, we use core earnings as described above to calculate basic and diluted core earnings per share. To calculate these measures, we follow the same methodology for calculating basic and diluted earnings per share for GAAP, but substitute core earnings for GAAP earnings in the calculation. A detailed presentation of these calculations is presented in Table 2 of the Financial Tables section of this document.

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The following table presents the components of investment fair value changes, net, of our Investment Portfolio segment that are included and excluded from core earnings, by investment type, for the fourth and third quarters of 2018.

Components of Investment Portfolio Fair Value Changes, Net by Investment Type
($ in millions)
	Three Months Ended
	12/31/2018	9/30/2018

Market valuation changes on:
Residential loans held-for-investment at fair value
Change in fair value from the reduction in basis (1)	$1	$—
Other fair value changes (2)	40	(17)
Total change in fair value of residential loans held-for-investment	41	(17)

Real estate securities classified as trading
Change in fair value from the reduction in basis (1)	(3)	(3)
Other fair value changes (2)	(4)	9
Total change in fair value of real estate securities	(7)	6

Risk management derivatives
Interest component of hedges (3)	1	1
Other fair value changes (4)	(73)	21
Total change in fair value of risk management derivatives	(73)	22

Total investment portfolio fair value changes, net	$(38)	$11

(1)
Reflects the change in fair value due to principal changes, which is calculated as the change in principal on a given investment during the period, multiplied by the amount that the prior quarter ending price or acquisition price for that investment is above or below par in percentage terms.

(2)
Reflects changes in prepayment assumptions and credit spreads on our residential loans, trading securities and conforming risk-sharing investments primarily due to changes in benchmark interest rates. This item is excluded from management's definition of core earnings.

(3)	Reflects the net interest paid or received on hedges associated with fair value investments.

(4)
Reflects the change in fair value of our risk management derivatives that are associated with changes in benchmark interest rates during the period. This item is excluded from management's definition of core earnings.

We caution that core earnings, core realized gains, core provision for income taxes, core segment contribution, and core earnings per share should not be utilized in isolation, nor should they be considered as alternatives to GAAP net income, GAAP realized gains, GAAP provision for income taxes, GAAP net income per share, or other measurements of results of operations computed in accordance with GAAP.

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Economic Net Interest Income and Measures of Fair Value Changes
Economic net interest income is a non-GAAP measure of Redwood’s net interest income.  Management has defined economic net interest income as GAAP net interest income adjusted to include: i) the change in basis for fair value investments (loans held-for-investment at fair value and real estate securities classified as trading), and ii) net interest received or paid on hedges associated with fair value investments. Management utilizes economic net interest income internally as an additional metric to analyze the performance of its investments, as it believes it presents a more comprehensive view of an investment’s current return, by including the impact of hedges it uses to manage interest rate risk on an investment and also including the change in basis of an investment that factors into its economic yield.
Specifically, many of our investments pay a fixed-rate of interest and are financed with floating rate debt. As interest rates rise, net interest income for these investments decreases. However, if these investments are hedged with swaps or other derivative instruments, there is an offsetting change in the net interest received or paid on the associated hedge. By including the net interest of associated hedges in economic net interest income, it allows us to better assess our hedge-adjusted returns for investments we hedge.
Additionally, for loans or securities that are carried at a fair value above or below their par value, any receipt of principal (or associated change in underlying notional principal) during the period results in a realization of the premium or discount to par (the “change in basis”) that affects yield. We include this amount in economic net interest income as we view it similarly to discount accretion or premium amortization on an available-for-sale security, which is incorporated into interest income when calculating an effective yield.
The following table reconciles GAAP net interest income to non-GAAP economic net interest income for the fourth and third quarters of 2018.

Reconciliation to Non-GAAP Economic Net Interest Income
($ in millions)
	Three Months Ended
	12/31/2018	9/30/2018

Net interest income	$35	$35

Adjustments
Change in basis of fair value investments	(2)	(2)
Interest component of hedges	1	1

Non-GAAP economic net interest income	$34	$33
We also calculate economic net interest income for our Investment Portfolio segment, which is shown and reconciled to GAAP net interest income for our Investment Portfolio segment on page 9. We caution that economic net interest income should not be utilized in isolation, nor should it be considered as an alternative to GAAP net interest income.

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Other fair value changes, net and core other fair value changes, net are non-GAAP measures of Redwood’s investment fair value changes.

•
Other fair value changes, net represents GAAP investment fair value changes, net, adjusted to exclude the same adjustments that are included in economic net interest income, as described above. Effectively, these adjustment amounts are excluded from investment fair value changes, net and included with net interest income to calculate economic net interest income.

•
Core other fair value changes, net represents non-GAAP other fair value changes, net, adjusted to exclude the component of mark-to-market changes on long-term investments and associated derivatives that were not otherwise included in the adjustment to arrive at Other fair value changes, net.

The following table presents a reconciliation of GAAP investment fair value changes, net to non-GAAP other fair value changes, net and non-GAAP core other fair value changes, net, in each case for the fourth and third quarters of 2018.

Reconciliation to Non-GAAP Other Fair Value Changes, Net and Non-GAAP Core Other Fair Value Changes, Net
($ in millions)
	Three Months Ended
	12/31/2018	9/30/2018

Investment fair value changes, net	$(39)	$10

Adjustments
Change in basis of fair value investments	2	2
Interest component of hedges	(1)	(1)

Non-GAAP Other Fair Value Changes, Net	$(37)	$12
Core adjustments
Eliminate mark-to-market changes on long-term investments and associated derivatives	37	(12)
Non-GAAP Core Other Fair Value Changes, Net	$—	$—
We caution that neither other fair value changes, net nor core other fair value changes, net should be utilized in isolation, nor should either of them be considered as an alternative to GAAP investment fair value changes, net.

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F O R W A R D - L O O K I N G S T A T E M E N T S

As noted above under the heading “Forward-Looking Statements,” this Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Statements regarding the following subjects, among others, are forward-looking by their nature: (i) statements we make regarding Redwood’s business strategy and strategic focus, including statements relating to our overall market position, strategy and long-term prospects (including trends driving the flow of capital in the housing finance market, our strategic initiatives designed to capitalize on those trends, our ability to attract capital to finance those initiatives, our approach to raising capital, our ability to pay higher sustainable dividends in the future, and the prospects for federal housing finance reform); (ii) statements related to our financial outlook and expectations for 2019, including with respect to: 2019 GAAP earnings, our investment portfolio (including target returns on allocated capital, the pace of capital deployment, and driving higher net interest income and overall returns for the company through accretive investments), mortgage banking activities (including target returns on allocated capital, the heightened competitive environment in the mortgage origination market, and our ability to continue diversifying our loan distribution channels and improving distribution timelines), and corporate operating expenses; (iii) statements related to our mortgage banking activities, including our ability to leverage our platform to drive efficiencies and returns, and to continue to improve workflow efficiencies and capital turnover; (iv) statements related to our investment portfolio and investment opportunities, including that the breadth of our initiatives should enable us to continue sourcing investments that will drive net interest margins higher on a per share basis; (v) statements relating to acquiring residential mortgage loans in the future that we have identified for purchase or plan to purchase, including the amount of such loans that we identified for purchase during the fourth quarter of 2018 and at December 31, 2018, and expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase; (vi) statements relating to our estimate of our available capital (including that we estimate our available capital at December 31, 2018 was approximately $85 million), and expectations relating to sourcing additional capital from continued optimization of our investment portfolio and from capital markets; (vii) statements we make regarding future dividends, including with respect to our regular quarterly dividends in 2019; and

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(viii) statements regarding our expectations and estimates relating to the characterization for income tax purposes of our dividend distributions, our expectations and estimates relating to tax accounting, tax liabilities and tax savings, and GAAP tax provisions, and our estimates of REIT taxable income and TRS taxable income.
Important factors, among others, that may affect our actual results include:

•	the pace at which we redeploy our available capital into new investments and initiatives;

•	our ability to scale our platform and systems, particularly with respect to our new initiatives;

•	interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans;

•	changes in the demand from investors for residential mortgages and investments, and our ability to distribute residential mortgages through our whole-loan distribution channel;

•	our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt;

•	changes in the values of assets we own;

•
general economic trends, the performance of the housing, real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers;

•
federal and state legislative and regulatory developments, and the actions of governmental authorities, including the new U.S. presidential administration, and in particular those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB);

•	strategic business and capital deployment decisions we make;

•	developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy;

•	our exposure to credit risk and the timing of credit losses within our portfolio;

•	the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own;

•	our exposure to adjustable-rate mortgage loans;

•	the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks;

•	changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies;

•	changes in interest rates;

•	changes in mortgage prepayment rates;

•	changes in liquidity in the market for real estate securities and loans;

•	our ability to finance the acquisition of real estate-related assets with short-term debt;

•	the ability of counterparties to satisfy their obligations to us;

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•	our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions;

•	exposure to claims and litigation, including litigation arising from our involvement in securitization transactions;

•	ongoing litigation against various trustees of RMBS transactions;

•	whether we have sufficient liquid assets to meet short-term needs;

•	our ability to successfully compete and retain or attract key personnel;

•	our ability to adapt our business model and strategies to changing circumstances;

•	changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities;

•	our exposure to a disruption or breach of the security of our technology infrastructure and systems;

•	exposure to environmental liabilities;

•	our failure to comply with applicable laws and regulations;

•	our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures;

•	the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules;

•	our ability to maintain our status as a REIT for tax purposes;

•	limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940;

•	decisions about raising, managing, and distributing capital; and

•	other factors not presently identified.

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Redwood Trust Corporate Information

EXECUTIVE MANAGEMENT:

Christopher J. Abate
Chief Executive Officer

Dashiell I. Robinson
President

Andrew P. Stone
Executive Vice President,
General Counsel and Secretary

Collin L. Cochrane
Chief Financial Officer

Bo Stern
Chief Investment Officer

Garnet W. Kanouse
Managing Director - Head of Residential

Sasha G. Macomber
Chief Human Resource Officer

CORPORATE HEADQUARTERS:

One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone: (415) 389-7373

CHICAGO OFFICE:

225 W. Washington Street, Suite 1440
Chicago, IL 60606

DENVER METRO AREA OFFICE:

8310 South Valley Highway, Suite 425
Englewood, Colorado 80112

INVESTOR RELATIONS:

Lisa M. Hartman
SVP, Head of Investor Relations
Phone: 415-384-3555
Email: lisa.hartman@redwoodtrust.com

DIRECTORS:

Richard D. Baum
Chairman of the Board
and Former Chief Deputy Insurance
Commissioner for the State of California

Christopher J. Abate
Chief Executive Officer

Mariann Byerwalter
Chairman, SRI International
Chairman, JDN Corporate Advisory LLC

Douglas B. Hansen
Private Investor

Debora D. Horvath
Principal, Horvath Consulting LLC

Greg H. Kubicek
President, The Holt Group, Inc.

Karen R. Pallotta
Owner, KRP Advisory Services, LLC

Jeffrey T. Pero
Retired Partner, Latham & Watkins LLP

Georganne C. Proctor
Former Chief Financial Officer, TIAA-CREF

STOCK LISTING:

The Company's common stock is traded
on the New York Stock Exchange under
the symbol **RWT**

TRANSFER AGENT:

Computershare Trust Company, N.A.
2 North LaSalle Street
Chicago, IL 60602
Telephone: (888) 472-1955

For more information about Redwood Trust, please visit our website at: www.redwoodtrust.com